Exhibit 99.1
Wynn Resorts, Limited Reports First Quarter 2023 Results

LAS VEGAS, May 9, 2023 — Wynn Resorts, Limited (NASDAQ: WYNN) ("Wynn Resorts" or the "Company") today reported financial results for the first quarter ended March 31, 2023.

Operating revenues were $1.42 billion for the first quarter of 2023, an increase of $470.3 million, from $953.3 million for the first quarter of 2022. Net income attributable to Wynn Resorts, Limited was $12.3 million for the first quarter of 2023, compared to net loss attributable to Wynn Resorts, Limited of $183.3 million for the first quarter of 2022. Diluted net loss per share was $0.02 for the first quarter of 2023, compared to diluted net loss per share of $1.59 for the first quarter of 2022. Adjusted Property EBITDAR(1) was $429.7 million for the first quarter of 2023, compared to Adjusted Property EBITDAR of $177.6 million for the first quarter of 2022.

"For the first time in over three years, each of our resorts is generating strong financial results, which is once again a testament to our team's relentless focus on delivering five-star hospitality and experiences to our guests," said Craig Billings, CEO of Wynn Resorts, Limited. "In the U.S., Wynn Las Vegas and Encore Boston Harbor are firing on all cylinders, generating a new all-time record for Adjusted Property EBITDAR at our combined North American properties during the quarter. In Macau, after several challenging years, we were pleased to experience a meaningful return of visitation and demand, particularly in our mass gaming and retail businesses. We believe we are well-positioned for success in Macau's next phase of growth."

Additionally, the Board of Directors of Wynn Resorts is pleased to announce the resumption of our quarterly dividend program, with a cash dividend of $0.25 per share, payable on June 6, 2023 to stockholders of record as of May 23, 2023. The reinstatement of our dividend program reflects the strength of our financial results, our robust liquidity position and our commitment to returning capital to shareholders.

Consolidated Results

Operating revenues were $1.42 billion for the first quarter of 2023, an increase of $470.3 million, from $953.3 million for the first quarter of 2022. For the first quarter of 2023, operating revenues increased $145.6 million, $206.0 million, $95.6 million, and $25.5 million at our Las Vegas Operations, Wynn Palace, Wynn Macau, and Encore Boston Harbor, respectively, and decreased $2.4 million at Wynn Interactive, from the first quarter of 2022.

Net income attributable to Wynn Resorts, Limited was $12.3 million for the first quarter of 2023, compared to net loss attributable to Wynn Resorts, Limited of $183.3 million for the first quarter of 2022. Diluted net loss per share was $0.02 for the first quarter of 2023, compared to diluted net loss per share of $1.59 for the first quarter of 2022. Adjusted net income attributable to Wynn Resorts, Limited(2) was $33.3 million, or $0.29 per diluted share, for the first quarter of 2023, compared to adjusted net loss attributable to Wynn Resorts, Limited of $139.6 million, or $1.21 per diluted share, for the first quarter of 2022.

Adjusted Property EBITDAR was $429.7 million for the first quarter of 2023, an increase of 142.0% compared to Adjusted Property EBITDAR of $177.6 million for the first quarter of 2022. For the first quarter of 2023, Adjusted Property EBITDAR increased $72.2 million, $111.9 million, $49.4 million, $8.2 million, and $10.4 million at our Las Vegas Operations, Wynn Palace, Wynn Macau, Encore Boston Harbor, and Wynn Interactive, respectively, from the first quarter of 2022.

Property Results

Macau Operations
Wynn Palace
Operating revenues from Wynn Palace were $369.4 million for the first quarter of 2023, an increase of $206.0 million from $163.3 million for the first quarter of 2022. Adjusted Property EBITDAR from Wynn Palace was $111.1 million for the first quarter of 2023, compared to $(0.9) million for the first quarter of 2022. VIP table games win as a percentage of turnover was 2.72%, below the property's expected range of 3.1% to 3.4% and above the 2.05% experienced in the first quarter of 2022. Table games win percentage in mass market operations was 22.1%, above the 20.9% experienced in the first quarter of 2022.

Wynn Macau
Operating revenues from Wynn Macau were $230.7 million for the first quarter of 2023, an increase of $95.6 million from $135.1 million for the first quarter of 2022. Adjusted Property EBITDAR from Wynn Macau was $44.7 million for the first quarter of 2023, compared to $(4.7) million for the first quarter of 2022. VIP table games win as a percentage of turnover was 2.69%, below the property's expected range of 3.1% to 3.4% and below the 3.84% experienced in the first quarter of 2022. Table games win percentage in mass market operations was 17.0%, below the 17.5% experienced in the first quarter of 2022.

Las Vegas Operations
Operating revenues from our Las Vegas Operations were $586.8 million for the first quarter of 2023, an increase of $145.6 million from $441.2 million for the first quarter of 2022. Adjusted Property EBITDAR from our Las Vegas Operations for the first quarter of 2023 was $231.6 million, compared to $159.4 million for the first quarter of 2022. Table games win percentage for the first quarter of 2023 was 24.3%, within the property's expected range of 22% to 26% and above the 23.6% experienced in the first quarter of 2022.

Encore Boston Harbor
Operating revenues from Encore Boston Harbor were $216.3 million for the first quarter of 2023, an increase of $25.5 million from $190.8 million for the first quarter of 2022. Adjusted Property EBITDAR from Encore Boston Harbor for the first quarter of 2023 was $63.4 million, compared to $55.3 million for the first quarter of 2022. Table games win percentage for the first quarter of 2023 was 21.7%, within the property's expected range of 18% to 22% and below the 22.2% experienced in the first quarter of 2022.

Balance Sheet

Our cash and cash equivalents as of March 31, 2023 totaled $3.84 billion, comprised of $1.61 billion held by Wynn Macau, Limited ("WML") and subsidiaries, $1.85 billion held by Wynn Resorts Finance, LLC ("WRF") excluding WML, and $378.5 million held at Corporate and other. As of March 31, 2023, the available borrowing capacity under the Wynn Resorts Finance Revolver was $837.0 million, and the WM Cayman II Revolver was fully drawn.

Total current and long-term debt outstanding at March 31, 2023 was $12.25 billion, comprised of $6.75 billion of Macau related debt, $2.64 billion of Wynn Las Vegas debt, $2.25 billion of Wynn Resorts Finance debt, and $613.6 million of debt held by the retail joint venture which we consolidate.

In February 2023, WRF and its subsidiary Wynn Resorts Capital Corp. (together with WRF, the "WRF Issuers") issued $600.0 million aggregate principal amount of 7 1/8% Senior Notes due 2031 (the "2031 WRF Senior Notes), and used a portion of the proceeds to purchase valid tenders with respect to $506.4 million aggregate principal amount of the 7 3/4% Senior Notes due 2025 (the "2025 WRF Senior Notes") and to pay the tender premium and related fees and expenses. In April 2023, we repurchased all of the remaining outstanding 2025 WRF Senior Notes using the remaining net proceeds from the offering of the 2031 WRF Senior Notes and cash held by WRF, at a price equal to 101.938% of the principal amount plus accrued interest.

In March 2023, WML completed an offering of $600.0 million 4 1/2% convertible bonds due 2029 (the "Convertible Bonds"). WML intends to use the net proceeds for general corporate purposes. The Convertible Bonds are convertible at the option of the holder into ordinary shares of WML, at the initial conversion price of approximately HK$10.24 per share (equivalent to approximately US$1.30).

Also in March 2023, we repurchased all of our outstanding Wynn Las Vegas 4 1/4% Senior Notes due 2023, representing an aggregate principal amount of $500.0 million, using cash held by WRF, at a price equal to 100% of the principal amount plus accrued interest.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on May 9, 2023 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com. On or before May 15, 2023, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended March 31, 2023 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, adverse macroeconomic conditions and their impact on levels of income and consumer discretionary spending, changes in interest rates, inflation, a decline in general economic activity or recession in the U.S. and/or global economies, uncertainty surrounding the pace of recovery of tourism and travel in Asia following the COVID-19 pandemic, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions, dependence on key employees, general global political conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, as supplemented by the Company's other periodic reports filed with the Securities and Exchange Commission from time to time. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDAR" is net income (loss) before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, triple-net operating lease rent expense related to Encore Boston Harbor, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on debt financing transactions, and other non-operating income and expenses. Adjusted Property EBITDAR is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDAR as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDAR because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDAR as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDAR calculations pre-opening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDAR should not be considered as an alternative to operating income (loss) as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net income (loss), Adjusted Property EBITDAR does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, triple-net operating lease rent expense related to Encore Boston Harbor, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDAR. Also, our calculation of Adjusted Property EBITDAR may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net income (loss) attributable to Wynn Resorts, Limited" is net income (loss) attributable to Wynn Resorts, Limited before pre-opening expenses, property charges and other, change in derivatives fair value, loss on debt financing transactions, and foreign currency remeasurement and other, net of noncontrolling interests. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net income (loss) and income (loss) per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net income (loss) attributable to Wynn Resorts, Limited and adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net income (loss) attributable to Wynn Resorts, Limited to adjusted net income (loss) attributable to Wynn Resorts, Limited, (ii) operating income (loss) to Adjusted Property EBITDAR, and (iii) net income (loss) attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Operating revenues:
Casino	$766,992	$489,862
Rooms	272,529	170,376
Food and beverage	232,611	174,020
Entertainment, retail and other	151,547	119,076
Total operating revenues	1,423,679	953,334
Operating expenses:
Casino	473,385	324,079
Rooms	72,702	58,715
Food and beverage	180,619	146,656
Entertainment, retail and other	92,482	88,904
General and administrative	259,772	196,780
Provision for credit losses	(544)	342
Pre-opening	4,478	2,447
Depreciation and amortization	168,812	184,556
Property charges and other	2,458	45,720
Total operating expenses	1,254,164	1,048,199
Operating income (loss)	169,515	(94,865)
Other income (expense):
Interest income	40,193	1,280
Interest expense, net of amounts capitalized	(187,740)	(152,158)
Change in derivatives fair value	23,046	7,400
Loss on debt financing transactions	(12,236)	—
Other	(30,614)	(15,127)
Other income (expense), net	(167,351)	(158,605)
Income (loss) before income taxes	2,164	(253,470)
Provision for income taxes	(1,018)	(1,140)
Net income (loss)	1,146	(254,610)
Less: net loss attributable to noncontrolling interests	11,186	71,286
Net income (loss) attributable to Wynn Resorts, Limited	$12,332	$(183,324)
Basic and diluted net income (loss) per common share:
Net income (loss) attributable to Wynn Resorts, Limited:
Basic	$0.11	$(1.59)
Diluted	$(0.02)	$(1.59)
Weighted average common shares outstanding:
Basic	112,753	115,030
Diluted	113,116	115,030

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss) attributable to Wynn Resorts, Limited	$12,332	$(183,324)
Pre-opening expenses	4,478	2,447
Property charges and other	2,458	45,720
Change in derivatives fair value	(23,046)	(7,400)
Loss on debt financing transactions	12,236	—
Foreign currency remeasurement and other	30,614	15,127
Income tax impact on adjustments	(1,492)	—
Noncontrolling interests impact on adjustments	(4,248)	(12,189)
Adjusted net income (loss) attributable to Wynn Resorts, Limited	$33,332	$(139,619)
Adjusted net income (loss) attributable to Wynn Resorts, Limited per diluted share	$0.29	$(1.21)

Weighted average common shares outstanding - diluted	113,116	115,030

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended March 31, 2023
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$39,868	$12,249	$(4,983)	$47,134	$138,502	$(14,949)	$(33,400)	$32,228	$169,515
Pre-opening expenses	—	—	—	—	81	911	3,589	(103)	4,478
Depreciation and amortization	54,167	20,650	380	75,197	56,681	29,934	4,716	2,284	168,812
Property charges and other	2,295	475	1	2,771	213	(582)	56	—	2,458
Management and license fees	11,830	7,275	—	19,105	27,812	10,503	—	(57,420)	—
Corporate expenses and other	2,226	2,325	3,624	8,175	6,556	1,864	1,382	16,513	34,490
Stock-based compensation	672	1,771	978	3,421	1,752	450	2,589	6,498	14,710
Triple-net operating lease rent expense	—	—	—	—	—	35,283	—	—	35,283
Adjusted Property EBITDAR	$111,058	$44,745	$—	$155,803	$231,597	$63,414	$(21,068)	$—	$429,746

	Three Months Ended March 31, 2022
	Wynn Palace	Wynn Macau	Other Macau	Total Macau Operations	Las Vegas Operations	Encore Boston Harbor	Wynn Interactive	Corporate and Other	Total
Operating income (loss)	$(59,501)	$(34,816)	$(3,947)	$(98,264)	$82,930	$2,189	$(105,035)	$23,315	$(94,865)
Pre-opening expenses	—	—	—	—	1,397	—	1,050	—	2,447
Depreciation and amortization	50,462	20,022	977	71,461	45,602	40,989	24,248	2,256	184,556
Property charges and other	138	1,469	1	1,608	1,322	621	41,961	208	45,720
Management and license fees	5,185	4,324	—	9,509	21,027	9,338	—	(39,874)	—
Corporate expenses and other	1,543	1,678	2,418	5,639	5,414	1,705	2,427	10,638	25,823
Stock-based compensation	1,309	2,641	551	4,501	1,686	408	3,848	3,457	13,900
Adjusted Property EBITDAR	$(864)	$(4,682)	$—	$(5,546)	$159,378	$55,250	$(31,501)	$—	$177,581

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDAR
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022
Net income (loss) attributable to Wynn Resorts, Limited	$12,332	$(183,324)
Net loss attributable to noncontrolling interests	(11,186)	(71,286)
Pre-opening expenses	4,478	2,447
Depreciation and amortization	168,812	184,556
Property charges and other	2,458	45,720
Triple-net operating lease rent expense	35,283	—
Corporate expenses and other	34,490	25,823
Stock-based compensation	14,710	13,900
Interest income	(40,193)	(1,280)
Interest expense, net of amounts capitalized	187,740	152,158
Change in derivatives fair value	(23,046)	(7,400)
Loss on debt financing transactions	12,236	—
Other	30,614	15,127
Provision for income taxes	1,018	1,140
Adjusted Property EBITDAR	$429,746	$177,581

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended March 31,
	2023	2022	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$270,687	$114,413	136.6
Rooms	46,910	13,831	239.2
Food and beverage	23,553	11,443	105.8
Entertainment, retail and other	28,213	23,638	19.4
Total	$369,363	$163,325	126.2

Adjusted Property EBITDAR (6)	$111,058	$(864)	NM

Casino Statistics:
VIP:
Average number of table games	50	67	(25.4)
VIP turnover	$2,293,358	$965,555	137.5
VIP table games win (1)	$62,448	$19,753	216.1
VIP table games win as a % of turnover	2.72%	2.05%
Table games win per unit per day	$13,868	$3,280	322.8
Mass market:
Average number of table games	237	234	1.3
Table drop (2)	$1,181,998	$531,859	122.2
Table games win (1)	$260,865	$111,175	134.6
Table games win %	22.1%	20.9%
Table games win per unit per day	$12,246	$5,282	131.8
Average number of slot machines	587	670	(12.4)
Slot machine handle	$546,598	$250,930	117.8
Slot machine win (3)	$25,425	$12,649	101.0
Slot machine win per unit per day	$481	$210	129.0
Room statistics:
Occupancy	88.1%	47.2%
ADR (4)	$321	$180	78.3
REVPAR (5)	$282	$85	231.8
NM: Not meaningful.
Note: The results of operations of Wynn Palace for the three months ended March 31, 2022 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2023	2022	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$176,383	$102,430	72.2
Rooms	21,971	9,390	134.0
Food and beverage	14,302	8,386	70.5
Entertainment, retail and other	18,070	14,894	21.3
Total	$230,726	$135,100	70.8

Adjusted Property EBITDAR (6)	$44,745	$(4,682)	NM

Casino Statistics:
VIP:
Average number of table games	52	35	48.6
VIP turnover	$1,144,224	$887,051	29.0
VIP table games win (1)	$30,751	$34,029	(9.6)
VIP table games win as a % of turnover	2.69%	3.84%
Table games win per unit per day	$6,586	$10,823	(39.1)
Mass market:
Average number of table games	217	248	(12.5)
Table drop (2)	$989,988	$469,138	111.0
Table games win (1)	$168,426	$82,259	104.8
Table games win %	17.0%	17.5%
Table games win per unit per day	$8,642	$3,680	134.8
Average number of slot machines	531	585	(9.2)
Slot machine handle	$469,769	$283,539	65.7
Slot machine win (3)	$16,296	$10,611	53.6
Slot machine win per unit per day	$341	$201	69.7
Poker rake	$3,936	$—	NM
Room statistics:
Occupancy	90.9%	49.8%
ADR (4)	$242	$188	28.7
REVPAR (5)	$220	$94	134.0
NM: Not meaningful.
Note: The results of operations of Wynn Macau for the three months ended March 31, 2022 were negatively impacted by certain travel-related restrictions and conditions, including COVID-19 testing and other mitigation procedures, related to the COVID-19 pandemic.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2023	2022	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$154,530	$124,271	24.3
Rooms	185,109	131,466	40.8
Food and beverage	172,483	136,029	26.8
Entertainment, retail and other	74,642	49,420	51.0
Total	$586,764	$441,186	33.0

Adjusted Property EBITDAR (6)	$231,597	$159,378	45.3

Casino Statistics:
Average number of table games	232	228	1.8
Table drop (2)	$600,746	$547,916	9.6
Table games win (1)	$146,010	$129,164	13.0
Table games win %	24.3%	23.6%
Table games win per unit per day	$6,994	$6,300	11.0
Average number of slot machines	1,668	1,728	(3.5)
Slot machine handle	$1,572,735	$1,177,985	33.5
Slot machine win (3)	$106,788	$80,831	32.1
Slot machine win per unit per day	$711	$520	36.7
Poker rake	$4,114	$3,861	6.6
Room statistics:
Occupancy	88.8%	76.9%
ADR (4)	$493	$432	14.1
REVPAR (5)	$438	$333	31.5

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR, and REVPAR)
(unaudited) (continued)

	Three Months Ended March 31,
	2023	2022	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$165,392	$148,748	11.2
Rooms	18,539	15,689	18.2
Food and beverage	22,273	18,162	22.6
Entertainment, retail and other	10,102	8,197	23.2
Total	$216,306	$190,796	13.4

Adjusted Property EBITDAR (6)	$63,414	$55,250	14.8

Casino Statistics:
Average number of table games	199	184	8.2
Table drop (2)	$366,041	$346,195	5.7
Table games win (1)	$79,544	$76,792	3.6
Table games win %	21.7%	22.2%
Table games win per unit per day	$4,452	$4,637	(4.0)
Average number of slot machines	2,518	2,776	(9.3)
Slot machine handle	$1,296,427	$1,183,314	9.6
Slot machine win (3)	$104,073	$95,296	9.2
Slot machine win per unit per day	$459	$381	20.5
Poker rake	$5,682	$784	624.7
Room statistics:
Occupancy	90.0%	80.5%
ADR (4)	$343	$324	5.9
REVPAR (5)	$309	$261	18.4

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDAR and Net Income (loss) Attributable to Wynn Resorts, Limited to Adjusted Property EBITDAR.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Price Karr
702-770-7555
investorrelations@wynnresorts.com